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                                                                     EXHIBIT 4.2

                               FIRST AMENDMENT TO
                               ------------------
                       DEED OF TRUST, SECURITY AGREEMENT,
                       ----------------------------------
                             FINANCING STATEMENT AND
                             -----------------------
                        ASSIGNMENT OF RENTS AND REVENUES
                        --------------------------------

     THIS FIRST AMENDMENT TO DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, AND ASSIGNMENT OF RENTS AND REVENUES (this "Amendment") is entered into as of the 30th day of May, 2001, by and among Ampex Data Systems Corporation, a Delaware corporation, whose legal address is 500 Broadway, Redwood City, California 94063-3199, together with any future owner of the Property or any part thereof or interest therein (the "Grantor") and DDJ Capital Management, LLC, as Holders' Agent under the Note Purchase Agreement (defined below) for the Holders defined therein, together with any future holder of the Notes (defined below) (the "Beneficiary"). Capital terms used herein without definition shall have the meanings given to them in the Deed of Trust (defined below).

     WHEREAS, the Grantor, Ampex Corporation, as guarantor (the "Guarantor"), the Holders, and Beneficiary, as agent for the Holders, are parties to that certain Note Purchase Agreement dated as of November 6, 2000 (the "Original Note Purchase Agreement"), pursuant to which Grantor issued its Senior Discount Notes in the aggregate principal amount of $8,919,555.56 (the "Original Senior Discount Notes");

     WHEREAS, pursuant to that certain Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Revenues dated as of November 6, 2000 from Grantor to The Public Trustee of El Paso County, Colorado (the "Trustee") for the benefit of the Beneficiary, and recorded with the El Paso County, Colorado recorders office on November 8, 2000 at reception number 200135916 (the "Original Deed of Trust");

     WHEREAS, the Grantor, the Guarantor, the Holders and the Beneficiary are parties to that certain Amendment to Note Purchase Agreement and Senior Discount Notes, of even date herewith (the "Note Purchase Amendment"), pursuant to which the Original Note Purchase Agreement (as amended by the Note Purchase Amendment, the "Note Purchase Agreement") and the Original Senior Discount Notes (as amended by the Note Purchase Agreement, the "Senior Discount Notes") have been amended to extend the stated maturity date of the Senior Discount Notes; and

     WHEREAS, the Grantor and Beneficiary wish to amend the Original Deed of Trust in accordance with the terms and provisions set forth herein (the Original Deed of Trust as amended by this Amendment, the "Deed of Trust").

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Beneficiary do hereby agree as follows:


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          1. Section 1.4 of the Deed of Trust is hereby deleted in its entirety and the following substituted therefor:

          1.4 Notes: Collectively, the Grantor's Senior Discount Notes (as defined in the Note Purchase Agreement) in the maximum principal amount of $8,919,555.56 and more particularly described therein and in the Note Purchase Agreement, as amended by the Note Purchase Amendment, together with all renewals, extensions, and modifications of the Notes, issued by Grantor in accordance with the terms and conditions of the Note Purchase Agreement, and any note delivered in substitution or exchange for any such note. All terms and provisions of the Notes are incorporated by this reference in this Deed of Trust.

          2. Section 1.5 of the Deed of Trust is hereby deleted in its entirety and the following substituted therefor:

          1.5 Note Purchase Agreement: The Note Purchase Agreement dated as of November 6, 2000, by and among Grantor, Ampex Corporation, a Delaware corporation, as guarantor thereunder (the "Guarantor"), the purchasers listed on the signature pages thereto (collectively, the "Holders"), and Beneficiary, as agent for the Holders, as amended by the Note Purchase Amendment dated as of May 30, 2001, together with all renewals, extensions, and modifications of the Note Purchase Agreement; pursuant to which Grantor has issued the Notes made payable to the Holders and Guarantor, as owner of all of the issued and outstanding capital stock of the Grantor, has guaranteed the obligations of the Grantor under the Notes and the Note Purchase Agreement.

          3. As amended hereby, the Deed of Trust is ratified and confirmed and shall remain in full force and effect.

          4. This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same Amendment.

          5. The Grantor's Federal Tax Identification Number is 94-3112575.

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                  Signed and delivered as of the date first mentioned above.

                              GRANTOR:       AMPEX DATA SYSTEMS CORPORATION

                                             By: /s/ Craig L. McKibben
                                               ---------------------------------
                                               Name: Craig L. McKibben
                                               Title: Vice President


                              BENEFICIARY:   DDJ CAPITAL MANAGEMENT LLC

                                             By: /s/ David J. Breazzano
                                               ---------------------------------
                                               Name: David J. Breazzano
                                               Title: Member